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EXHIBIT 3.2- BYLAWS

                          VIMRx PHARMACEUTICALS INC.

                                  ---00000---

                                    BY-LAWS

                                  ARTICLE I.


                                    OFFICES

          Section 1. Registered Office. The registered office shall be in the
          ---------  -----------------
City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The corporation may also have offices at
          ---------  -------------
such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

          Section 1. Place of Meetings. All meetings of the shareholders for the
          ---------  -----------------
election of directors shall be held at such place as may be fixed from time to time by the board of directors either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of the shareholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Date and Time of Annual Meeting.  Annual meetings of the
          ---------  -------------------------------
shareholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each such annual meeting, the board of directors shall be elected by the plurality vote of the holders of the authorized and outstanding shares of the corporation's capital stock entitled to vote thereon.

          Section 3. Notice of Annual Meeting. Written notice of the annual
          ---------  ------------------------
meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 4. Voting List; Inspection. The officer or agent who has
          ---------  -----------------------
charge of the stock transfer books of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or at any adjournment thereof, arranged in alphabetical order within each class, series or group of shareholders, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any
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          Section 5. purpose germane to the meeting, during ordinary business
          ---------
hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

          Section 6. Special Meetings. Special meetings of the shareholders, for
          ---------  ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the board of directors, and shall be called by the chairman of the board or secretary at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 7. Notice, Date and Time of Special Meetings. Written notice
          ---------  -----------------------------------------
of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

          Section 8. Business Transacted at Special Meetings. Business
          ---------  ---------------------------------------
transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          Section 9. Quorum; Adjournment. The holders of a majority of the stock
          ---------  -------------------
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          Section 10. Votes Required. When a quorum is present at any meeting,
          ----------  --------------
the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision in the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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          Section 11. Voting of Shares. Unless otherwise provided in the
          ----------  ----------------
certificate of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in

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          Section 12. person or by proxy for each share of the capital stock
          ----------
having voting power held by such shareholder, but no proxy shall be valid and voted on after three years from its date, unless the proxy provides for a longer period.

          Section 13. Action Without a Meeting. Unless otherwise provided in the
          ----------  ------------------------
certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                 ARTICLE III.

                                   DIRECTORS

          Section 1.  General. The business of the corporation shall be managed
          ---------   -------
by or under the direction of its board of directors (sometimes hereinafter referred to as the "board") which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

          Section 2.  Number and Term. The number of directors which shall
          ---------   ---------------
constitute the whole board shall be not less than three nor more than fifteen, the actual number of directors to be determined by resolution of the board of directors.

          Section 3.  Vacancies. Vacancies and newly created directorships
          ---------   ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office even if such directors do not constitute a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then such vacancies or new directorships shall be filled by a majority of the shareholders entitled to vote for the election of directors.


                      MEETINGS OF THE BOARD OF DIRECTORS

          Section 4.  Place of Meetings. The board of directors of the
          ---------   -----------------
corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5.  Annual Meeting. The first meeting of each newly elected
          ---------   --------------
board of directors shall be held at such time and place as shall by fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the

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failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 6.  Regular Meetings. Regular meetings of the board of
          ---------   ----------------
directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 7.  Special Meetings. Special meetings of the board may be
          ---------   ----------------
called by the chairman of the board on one day's notice to each director, either personally or by mail or by telegram; and special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any two or more directors, unless the board consists of only one director; in which case special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of the sole director.

          Section 8.  Quorum; Action of the Board. At all meetings of the board,
          ---------   ----------------------------
a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of those directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting if the period of any adjournment does not exceed ten days, until a quorum shall be present.

          Section 9.  Action of Directors Without a Meeting. Unless otherwise
          ---------   -------------------------------------
restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 10. Telephone Conference Call. Unless otherwise restricted by
          ----------- --------------------------
the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                            COMMITTEES OF DIRECTORS

          Section 11. Authorization. The board of directors may, by resolution
          ----------  -------------
passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate

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members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that any such alternate member shall possess the same qualifications as the member whom he replaces.

          Section 12. Powers. Any such committee, to the extent provided in the
          ----------  ------
resolution of the board of directors or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, electing any director, removing any officer or director, submitting to the shareholders any action that requires the shareholders' approval, amending or repealing any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board, amending, altering or repealing any by-law of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors or as set forth in these by-laws.

          Section 13. Minutes of Meetings and Reports to the Board. Each
          ----------  --------------------------------------------
committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                                 COMPENSATION

          Section 14. Compensation of Directors. Unless otherwise restricted by
          ----------  -------------------------
the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors who are full-time employees of the corporation and are compensation as such shall receive no additional compensation for serving as directors.


                                    REMOVAL

          Section 15. Removal of Directors. Unless otherwise restricted by the
          ----------  --------------------
certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote for election of directors.

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                                  ARTICLE IV.

                                    NOTICES
          Section 1.  Form of Notice. Whenever, under the provisions of
          ---------   --------------
applicable statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, such notice shall not be construed to mean personal notice, and may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 2.  Waiver of Notice. Whenever any notice is required to be
          ---------   ----------------
given under the provisions of applicable statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance in person or by proxy of any shareholder at a meeting, and the attendance of any director at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder or, as the case may be, director.

                                  ARTICLE V.

                                   OFFICERS

          Section 1.  Designation of Officers. The officers of the corporation
          ---------   -----------------------
shall be elected by the board of directors and shall be a chairman of the board, a vice chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also elect additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

          Section 2.  Election of Officers. The board of directors at its first
          ---------   --------------------
meeting after each annual meeting of the shareholders shall elect a chairman of the board, a vice chairman of the board, a president, a vice president, a secretary and a treasurer.

          Section 3.  Other Officers. The board of directors may elect such
          ---------   --------------
other officers and appoint such agents as it shall deem necessary who shall hold their offices f or such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 4.  Salaries. The salaries of all officers and agents of the
          ---------   --------
corporation shall be f fixed by the board of directors.

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          Section 5. Term of Office. The officers of the corporation shall hold
          ---------  --------------
office until their successors are chosen and qualify. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                           THE CHAIRMAN OF THE BOARD

          Section 6. The chairman of the board shall be a member of the board of
          ---------
directors and shall preside at all meetings of the board of directors and the shareholders. The chairman of the board shall be a member of all committees of the board of directors.


                               THE VICE CHAIRMAN
          Section 7. The vice chairman of the board shall be a member of the
          ---------
board and shall perform the duties of the chairman of the board in the latter's absence or disability.


                                 THE PRESIDENT

          Section 8. The president shall be a member of the board of directors
          ---------
and shall be the chief executive officer and chief operating officer of the corporation. The president shall have the general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall, in the absence or disability of the chairman of the board and the vice chairman of the board, preside at all meetings of the shareholders and the board of directors. The president shall be a member of all committees of the board of directors.

          Section 9. The president shall execute bonds, mortgages and other
          ---------
contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.


                              THE VICE PRESIDENTS

          Section 10. In the absence of the president or in the event of his
          ----------
inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                     THE SECRETARY AND ASSISTANT SECRETARY

          Section 11. The secretary shall attend all meetings of the board of
          ----------
directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chairman of the board or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 12. The assistant secretary, if there be one, shall, in the
          ----------
absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURER

          Section 13. The treasurer shall have the custody of the corporate
          ----------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board and the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

          Section 14. The assistant treasurer, if there be one, shall, in the
          ----------
absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                  ARTICLE VI.

                             CERTIFICATES OF STOCK

          Section 1.  Signatures: Payment of Consideration; Classes and Series
          ---------   --------------------------------------------------------
of Stock.
--------

          Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the

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board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

          (a) Except as may otherwise be permitted by statute, no certificate shall be issued for any share until such share is fully paid.

          (b) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, relative rights and limitations of each class or series authorized to be issued, and of the authority of the board to divide the shares into classes or series and to determine and change the relative rights, preferences and liquidations of any class or series, shall be set forth in full on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests a full statement of such designations, preferences, relative rights and limitations.

          Section 2.  Facsimile Signatures. Any or of all the signatures on the
          ---------   --------------------
certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Contents. Each certificate shall state on its face that
          ---------   --------
the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued and the number and class, and the designation of the series, if any, of the shares which such certificate represents.


                               LOST CERTIFICATES

          Section 4.  The board of directors may direct a new certificate or
          ---------
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed discretion. When authorizing such issue of a new certificate or certificates, the board of directors may, in its and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                               TRANSFER OF STOCK

          Section 5.  Upon surrender to the corporation or the transfer agent of
          ---------
the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING RECORD DATE

          Section 6.  In order that the corporation may determine the
          ---------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS

          Section 7.  The corporation shall be entitled to recognize the
          ---------
exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                 ARTICLE VII.

                              GENERAL PROVISIONS

                                   DIVIDENDS

          Section 1.  Subject to the provisions of the certificate of
          ---------
incorporation, if any, dividends upon any class or series of the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. To the extent permitted by law, and subject to the provisions of the certificate of incorporation, if any, dividends may be paid in cash, in property, or in shares of capital stock.

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                               ANNUAL STATEMENT

          Section 2.  The board of directors shall present at each annual
          ---------
meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.


                                    CHECKS

          Section 3.  All checks or demands for money and notes of the
          ---------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                  FISCAL YEAR

          Section 4.  The fiscal year of the corporation shall be December 31st
          ---------
of each year unless otherwise fixed by resolution of the board of directors.


                                     SEAL
          Section 5.  The corporate seal shall have inscribed thereon the name
          ---------
of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise may use the seal.


                                INDEMNIFICATION

          Section 6.  The corporation shall indemnify its officers and directors
          ---------
and may indemnify its other employees and agents to an extent to be determined by the board of directors and to the extent permitted by the Delaware General Corporation Law.

                                  AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the shareholders or by the board of directors at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice Of such meeting; provided that no amendment of these by-laws may be adopted which contravenes a provision of the certificate of incorporation of the corporation.

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